Exhibit 10.5

FORUM ENERGY TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN

2016 EMPLOYEE RESTRICTED STOCK AGREEMENT
This Restricted Stock Agreement (this “Agreement”) is made as of the ___ day of ______, 2016 (the “Date of Grant”), between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and _____________ (the “Employee”).
1.Award. Pursuant to the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”), as of the Date of Grant, [number of shares] shares (the “Restricted Shares”) of the Company’s common stock, par value $.01 per share, shall be issued as hereinafter provided in the Employee’s name subject to certain restrictions thereon. The Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.
2.Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a)	“Earned Shares” means the Restricted Shares after the lapse of the Forfeiture Restrictions without forfeiture.
(b)    “Securities Act” means the Securities Act of 1933, as amended.
3.    Restricted Shares. The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

Exhibit 10.5

(a)    Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. The obligation to forfeit and surrender unvested Restricted Shares to the Company upon termination of service as provided in the preceding sentence is herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
(b)    Lapse of Forfeiture Restrictions. Provided that the Employee has been continuously employed by the Company or any of its Affiliates (collectively, the “Company Group”) from the Date of Grant through the lapse date set forth in the following schedule, the Forfeiture Restrictions shall lapse with respect to a percentage of the Restricted Shares determined in accordance with the following schedule:

Vesting Date	Additional Percentage of
Total Number of Restricted Shares as to Which Forfeiture Restrictions Lapse

First Anniversary of Date of Grant	25%

Second Anniversary of Date of Grant	25%

Third Anniversary of Date of Grant	25%

Fourth Anniversary of Date of Grant	25%
Except as otherwise provided in Section 4, any Restricted Shares with respect to which the Forfeiture Restrictions do not lapse in accordance with the preceding provisions of this Section 3(b) shall be forfeited to the Company for no consideration as of the date of the termination of the Employee’s employment with the Company.
(c)    Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in the Employee’s name, pursuant to which the Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions and further provided that dividends that are paid other than in shares of the Company’s stock shall be paid no later than the end of the calendar year in which the dividend for such class of stock is paid to stockholders of such class or, if later, the 15th day of the third month following the date the dividend is paid to stockholders of such class of stock). Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than issuing physical share certificates. The Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate, if any, shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping

Exhibit 10.5

until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. At the Company’s request, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any agreement to which the Employee is a party) in the name of the Employee in exchange for the certificate evidencing the Restricted Shares or, as may be the case, the Company shall issue appropriate instructions to the transfer agent if the electronic, book-entry method is utilized.
(d)    Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates, if any, representing such stock, securities or other property shall be legended to show such restrictions.
4.    Termination of Employment.
(a)Death or Disability. If the Employee dies or becomes Disabled, to the extent not previously vested pursuant to Section 3 above, the Restricted Shares described in Section 3 that are unvested as of the date of the Employee’s death or Disability, as applicable, shall become vested Earned Shares in a pro rata amount determined by a fraction with respect to each unvested quarter of the Restricted Shares, the numerator of which shall be the number of months (not including any partial months) that have elapsed for the period beginning on the Date of Grant and ending on the date of the Employee’s death or Disability, as applicable, and the denominator of which shall be the number of months for the period beginning on the Date of Grant and ending on the corresponding anniversary of the date on which each such unvested quarter of the Restricted Shares would have vested pursuant to Section 3. Any remaining unvested Restricted Shares shall be forfeited.
(a)    Change in Control. If a Change in Control occurs and, on or within two years after the date of consummation of such Change in Control, the Employee’s employment with the Company Group is terminated involuntarily by the Company Group without Cause (as defined below) or by the Employee for Good Reason (as defined below), then any Restricted Shares held by the Employee at the time of the Employee’s termination of employment shall vest and become Earned Shares and all Forfeiture Restrictions shall immediately lapse. For purposes of this Section 4(b), “Cause” shall mean a determination by the Company that the Employee has engaged in gross negligence or willful misconduct in the performance of the Employee’s duties with respect to the Company or any of its Affiliates; has materially breached any provision of any written agreement or corporate policy or

Exhibit 10.5

code of conduct established by the Company or any of its Affiliates; has willfully engaged in conduct that is materially injurious to the Company or any of its Affiliates; or has been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude (or a crime of similar import in a foreign jurisdiction).
For purposes of this Section 4(b), “Good Reason” shall mean the occurrence of any of the following events without the Employee’s express written consent:

i
a change in the Employee’s status, title or position with the Company Group, including as an officer of the Company, which, in the Employee’s good faith judgment, does not represent a promotion, with commensurate adjustment of compensation, from the Employee’s status, title or position as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee’s good faith judgment, are inconsistent with the Employee’s status, title or position in effect immediately prior to such assignment; the withdrawal from the Employee of any duties or responsibilities which, in the Employee’s good faith judgment, are consistent with such status, title or position in effect immediately prior to such withdrawal; or any removal of the Employee from or any failure to reappoint or reelect the Employee to any position; provided that the circumstances described in this item (i) do not apply as a result of the Employee’s death, Retirement, or Disability or following receipt by the Employee of written notice from the Company of the termination of the Employee’s employment for Cause;

ii	a reduction by the Company in the Employee’s then current base salary;

iii
the failure by the Company to continue in effect any benefit or compensation plan in which the Employee was participating immediately prior to such failure other than as a result of the normal expiration or amendment of any such plan in accordance with its terms; or the taking of any action, or the failure to act, by the Company which would adversely affect the Employee’s continued participation in any benefit or compensation plan on at least as favorable a basis to the Employee as is the case immediately prior to the action or failure to act or which would materially reduce the Employee’s benefits under any such plan or deprive the Employee of any material benefit enjoyed by the Employee immediately prior to the action or failure to act;

iv	the relocation of the principal place of the Employee’s employment to a location 25 miles further from the Employee’s then current principal residence;

v
the failure by the Company upon a Change in Control to obtain an agreement, satisfactory to the Employee, from any successor or assign of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no succession or assignment had taken place; or

Exhibit 10.5

vi	any material default by the Company in the performance of its obligations under this Agreement.
Any event or condition described in provisions (i) through (vi) above which occurs prior to the effective date of any Change in Control, but which the Employee reasonably demonstrates (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (y) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to such effective date. The Employee’s continued employment or failure to give the Company any notice of termination for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder. For purposes of this Section 4(c), any good faith determination of Good Reason made by the Employee shall be conclusive.
5.    Status of Stock. The Employee understands that at the time of the execution of this Agreement the sale of the Restricted Shares has not been registered under the Securities Act or any state securities law and that the Company does not currently intend to effect any such registration.
The Employee agrees that the Restricted Shares and the Earned Shares when issued under this Agreement are being acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of (a) an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or (b) if requested by the Company, the delivery by the Employee to the Company of a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available. The Employee also agrees that the Restricted Shares and Earned Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.
In addition, the Employee agrees that (a) the certificates, if any, representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
6.    Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Employee for federal, state, local or foreign tax purposes, the Company shall withhold an appropriate number of shares of Common Stock, having a Fair Market Value determined in accordance with the Plan, equal to the amount necessary to satisfy the minimum federal, state, local and foreign tax withholding obligation with respect to such resulting compensation income or wages. In lieu of withholding of

Exhibit 10.5

shares of Common Stock, the Committee may, in its discretion, authorize tax withholding to be satisfied by a cash payment to the Company, by withholding an appropriate amount of cash from base pay, or by such other method as the Committee determines may be appropriate to satisfy all obligations for withholding of such taxes. The Employee acknowledges and agrees that the Company is making no representation or warranty as to the tax consequences to the Employee as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions or the forfeiture of any Restricted Shares pursuant to the Forfeiture Restrictions.
7.    Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of the Company Group. Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment with the Company Group at the time of the termination of the “Affiliate” status of the entity or other organization that employs the Employee. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company Group or affect in any way the right of the Company Group to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company Group for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.
8.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at the Employee’s principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
9.    Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee. The provisions of Section 4 shall survive the lapse of the Forfeiture Restrictions without forfeiture.
10.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both the Employee and an authorized officer of the Company.
11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

Exhibit 10.5

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

FORUM ENERGY TECHNOLOGIES, INC.

By:
C. Christopher Gaut
Chairman, President and CEO

EMPLOYEE